Exhibit 4.4.1


                             STOCK OPTION AGREEMENT

          AGREEMENT, dated as of                 by and between AMERICAN
                                 ---------------
ELECTROMEDICS CORP., a Delaware corporation (the "Company"), and
                 (the "Optionee").
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                               W I T N E S S E T H

         WHEREAS the Company agreed to grant a stock option (the "Option") to
the Optionee for the purchase of                               shares of the
                                 ----------------- -----------
Company's Common Stock, par value $.10 per share (the "Common Stock"); and

          WHEREAS, the Board of Directors of the Company has authorized the grant of the Option to the Optionee;

          NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Company and the Optionee hereby agree as follows:

          1. Grant of Option. Subject to the terms and conditions herein, the
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Company hereby grants to the Optionee an option (the "Option")
to purchase                                 shares (the "Option Shares") of its
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Common Stock at an exercise price (the "Exercise Price") of $      per share, as
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may be adjusted from time to time as provided in this Agreement.

          2. Exercise of the Option.
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             2.01. Subject to adjustments as provided in Section 5 herein, the
Option shall be cumulatively exercisable:                   .
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             2.02. Should the employment be terminated either (i) prior to by the terms of an employment agreement between the Company and
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the optionee, if any, (ii) by the Company other than for cause, as defined therein, or (iii) by the Optionee, all Option Shares which have vested prior to


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such termination shall be exercisable for a period of ninety (90) days from the date of such termination of the employment, but not beyond the Expiration Date in Section 2.03 hereof. Should the employment be terminated by the Company for cause, as defined therein, all Option Shares which have vested shall immediately expire as of such termination date, and no longer be exercisable after the date of such termination of the employment. All unvested Option Shares shall terminate upon such termination of the employment regardless of the reason for such termination.

           2.03. The Option shall expire on              (the "Expiration Date")
                                            ------------
subject to earlier termination as provided herein.

          3. Rights of Optionee. The Optionee shall not have any rights to
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dividends or any other rights of a stockholder with respect to any Option Shares until such Shares shall have been issued to him (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such Shares upon exercise of the Option. Furthermore, nothing contained in this Agreement shall confer upon the Optionee any right to be continued in the employ of the Company or its subsidiaries beyond what is called for in an Employment Agreement, if any, or shall prevent the Company from terminating his employment in accordance with the Employment Agreement, if any.

          4. Non-Transferability of Option. This Option shall not be
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transferable other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by him.

         5.       Adjustments.
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                  5.01 Adjustments by the Company. In the event of a stock
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dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, by the Company during the term of the Option, the Board of Directors of the Company shall make such adjustment of the number and class of shares then covered by the Option, or of the Exercise Price, or both, whose determination shall be conclusive. To the extent practicable, the Company shall give the


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Optionee prior notice of any such event, provided that the failure by the
Company to give such notice shall not subject the Company to any liability herein.

                  5.02 Adjustments Due to Merger, Consolidation, Reorganization,
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Asset Sale, Liquidation, etc. (a) If the Company shall be the surviving
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corporation in any reorganization, merger, consolidation, etc. of the Company with one or more other corporations, any then outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, consolidation, etc. with a corresponding proportionate adjustment of the Exercise Price as to which such Option may be exercised so that the aggregate Exercise Price as to which such Option may be exercised shall be the same as the aggregate Exercise Price as to which such Option may be exercised for the shares remaining subject to the Option immediately prior to such reorganization, merger, consolidation, etc.

                  (b) In the event of a merger or consolidation in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding
Options: (i) provide that such Options shall be assumed or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Optionee, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee within a specified period following the date of such notice, or (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the Optionee equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the


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extent then exercisable at prices not in excess of the Transaction Price) and
(B) the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such Options.

         6. Reservation of Shares. The Company shall at all times during the
            ---------------------
term of the Option reserve and keep available such number of shares of Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement. The Company shall list such shares of Common Stock on the national securities exchange or automated quotation system on which the Company's Common Stock is then listed.

         7.       Exercise Procedure.
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                  7.01 Manner of Exercise. The purchase rights evidenced by this
Option Agreement shall be exercised by the optionee with the Notice of Exercise in the form of Exhibit A hereto duly executed by the Optionee, to the Company at its principal office (or such other office as may be designated by the Company to the Optionee), accompanied by payment (in cash, by wire transfer or by certified or official bank check or checks) of the Purchase Price, or by delivering to the Company the number of shares of the Company's Common Stock having a value on the date of exercise equal to such Purchase Price. In lieu of a monetary payment or delivery of shares for the applicable Purchase Price, the Holder may elect to receive, without the payment of any additional consideration, shares of Common Stock equal to the value of the Shares to be acquired upon exercise by completing the Notice of Exercise with the net issuance election marked. Thereupon, the Company shall issue to the Optionee, such number of shares of Common Stock as is computed using the following formula:

                                            X = Y(A-B)
                                                ------
                                                   A

         where X = the number of shares to be issued to the Holder pursuant to this Section 7.01.

         Y = the number of Shares in respect of which the net issuance election is made pursuant to this Section 7.01.


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         A        = the closing price of one share of Common Stock for the last trading day immediately preceding the date of the Notice of Exercise is given pursuant to this Section 7.01, which closing price shall be the last sale price regular way or if no reported last sale price regular way for such, the last high bid price, in either case on the principal national securities or stock quotation system on which the Common Stock is listed or traded.

         B = the applicable Purchase Price in effect at the time the net issuance election is made pursuant to this Section 7.01.

                  7.02 Partial Exercise. Options may be exercised for less than the full number of shares of Common Stock at the time called for hereby, in which case the number of Shares receivable upon the exercise of the Options as a whole, and the sum payable upon the exercise of the Options as a whole, shall be proportionately reduced.

                  7.03 Compliance. The Company, however, shall not be required to issue or deliver the stock certificate pursuant to Section 7.01 hereof until it has complied with all requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, any securities exchange or automated quotation system on which the Company's Common Stock may then be listed, and all applicable state laws in connection with the issuance of the Option Shares or their listing on said securities exchange or system, including receiving representations by the Optionee as reasonably required to ensure compliance with the foregoing laws.

                  7.04 Legend. If the Purchased Shares are not then covered by a registration statement in accordance with Section 8 hereof, each certificate for the Purchased Shares shall bear the following legend:


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                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

         8. Registration Statement. Upon the written request of the Optionee,
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the Company shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-8 or any successor form under the Securities Act, assuming continued eligibility by the Company to use such Form, for the purpose of registering for purchase and sale of the Option Shares. The Company shall bear the costs of preparing and filing the Registration Statement (other than any selling costs of the Optionee) and may include in such Registration Statement other shares of its Common Stock underlying options or awards granted to other persons. Notwithstanding the provisions of this Section 8, the Company shall not be obligated to file a registration statement hereunder if (i) the Purchased Shares may then be sold pursuant to Rule 144 under the Securities Act or (ii) the Company is not able to use a Form S-8.

         9.       Notices.  Each notice relating to this Agreement shall be in
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writing and delivered in person or by facsimile or certified mail to the following addresses:

                  If to the Company

                           American Electromedics Corp.
                           13 Columbia Drive
                           Amherst, New Hampshire 03031
                           Attn:  Michael T. Pieniazek, President
                           Fax:   (603) 880-6390

                  If the Optionee:

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or to such other address as either party hereto may hereinafter duly give to the other.

         10.      Binding.  This Agreement shall be binding upon and inure to
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the benefit of the parties hereto, and their successors, assigns, heirs and administrators.

         11.      Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

         12.      Governing Law.  This Agreement shall be construed in
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accordance with and governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                              AMERICAN ELECTROMEDICS CORP.

                              By:
                                 -----------------------------
                                    Michael T. Pieniazek,
                                    Chief Financial Officer



                                 -----------------------------
                                      (optionee signature)


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                                    EXHIBIT A
                               NOTICE OF EXERCISE

(TO BE EXECUTED BY THE OPTIONEE DESIRING TO EXERCISE THE RIGHT TO PURCHASE SHARES PURSUANT TO THE OPTION AGREEMENT.)

The undersigned Optionee hereby:

          (a) Irrevocably elects to exercise the Options to the extent of
purchasing         Shares;
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          (b) Makes payment in full of the aggregate Exercise Price for those
Shares in the amount of $            by wire transfer or the delivery of
                         -----------
certified funds or a bank cashier's check in the amount of $           ; or
                                                            -----------
tenders       shares of Common Stock having a fair market value of $      ; or
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     shares as determined by the net issuance formula set forth in Section 7.01
----
of the Option Agreement.

          (c) Requests that a certificate for such Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:


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                  (Name and address of person other than the undersigned in
                      whose name Shares are to be registered.)

DATED:
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                                    Signature
                                    (This  signature  must  conform in all
                                    respects to the name of the Optionee as
                                    specified  on  the  face  of  the  Option
                                    Agreement.)

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Social Security Number              Printed Name
or Employer ID Number
                                    Address:
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